Exhibit 10.11

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), is entered into and effective on September 17, 2007 (the “Effective Date”), by and between Suburban Propane, L.P., a Delaware limited partnership with its principal place of business at 240 Route 10 West, Whippany, New Jersey 07981 (“Suburban”), and Plains LPG Services, L.P., a Delaware limited partnership with its principal place of business at Plains Midstream Plaza, Suite 1400, 607 – 8th Avenue SW, Calgary, Alberta T2P 0A7 (“Buyer”). Buyer and Suburban are referred to collectively herein as the “Parties” or individually as a “Party.” Capitalized terms used herein which are defined in the Purchase and Sale Agreement dated September 17, 2007 by and among Suburban Pipeline LLC (“SPLLC”), Suburban (Suburban and SPLLC collectively “Sellers”) and Buyer (the “Purchase Agreement”) and not otherwise defined herein shall have the respective meanings assigned to them therein.

WHEREAS, Sellers and Buyer are parties to the Purchase Agreement, pursuant to which Buyer will purchase substantially all of the assets generally known as the Tirzah, South Carolina Propane Storage Facility (the “Facility”) and related pipeline, facilities and Contracts (the “Acquired Assets”), as further described therein; and

WHEREAS, Buyer desires to obtain the agreement of Suburban not to compete with the Facility for a period of time after the Closing, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

Section 1. Term. This Agreement shall expire on the fifth anniversary of the Closing Date (the “Term”).

Section 2. Definitions.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

“Confidential Information” has the meaning set forth in that certain Confidentiality Agreement, dated July 11, 2006, between the Parties.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct equity ownership or participation in a Person.

“Midstream Company” means a Person engaged in the storage, transportation and/or processing of petroleum-based products.

“Wholesale Propane Business” means the sale of propane by Suburban or its Affiliates to customers who Suburban then knows, or has reason to know, intend to resell such propane to third parties rather than use such propane for those customers’ own purposes; provided, however, that Wholesale Propane Business shall not include any (a) propane sales, regardless of the nature of the customer, sold and invoiced by Suburban’s owned retail outlets (customer service centers), and (b) propane sales to end-users who do not resell.

Section 3. Agreement Not to Compete. Subject to the successful consummation of the Closing, Suburban agrees that, during the Term, without the prior written consent of Buyer, (i) neither Suburban nor its Affiliates will, directly or indirectly, own, conduct or operate a Wholesale Propane Business in the states of South Carolina, North Carolina, Georgia or Virginia, and (ii) neither Suburban nor its Affiliates will, directly or indirectly, own, operate, construct, finance, or assist in the ownership, operation, construction or finance of, propane storage facilities in the states of South Carolina, North Carolina, Georgia or Virginia which are competitive with the Caverns, other than propane storage facilities used exclusively to store propane intended by Suburban to be sold (A) by Suburban’s or its Affiliate’s owned retail outlets (customer service centers), and (B) to end-users who do not resell. The preceding sentence shall not apply to either Wholesale Propane Business or propane storage facilities to which Suburban or its Affiliates gain access as a result of Suburban’s or its Affiliate’s acquisition of, or an acquisition of Suburban or its Affiliate by, a Midstream Company, in connection with a merger, consolidation, or asset or Equity Interest acquisition. Except as expressly set forth in this Section 3, this Agreement shall not be construed as preventing the Parties from competing with each other; provided, however, that neither Party shall use the Confidential Information disclosed to it by the other Party to facilitate, sponsor or otherwise affect such competition.

Section 4. Punitive Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR EXEMPLARY OR PUNITIVE DAMAGES. PROVIDED HOWEVER, THIS SECTION IS NOT INTENDED TO PREVENT BUYER FROM RECOVERING PROVEN DIRECT DAMAGES INCLUDING LOSS OF BUSINESS BY BUYER RESULTING FROM A BREACH OF THIS AGREEMENT BY SUBURBAN OR ITS AFFILIATES.

Section 5. Injunctive Relief. Suburban hereby acknowledges that the breach of the covenants set forth in Section 4 of this Agreement may result in irreparable injury to Buyer for which monetary damages alone may be inadequate to compensate Buyer or to protect Buyer’s interests in preserving the goodwill of the Business. Suburban hereby consents to and agrees that Buyer shall be entitled to seek in the state or (if, and only to the extent, otherwise permitted by

Law) federal courts of the United States immediate and permanent injunctive or other equitable relief to restrain, prohibit or otherwise remedy any breach or threatened breach by Suburban or its Affiliates of Section 4 hereof or to specifically enforce the foregoing provisions. Such remedies shall not be deemed the exclusive remedies for a breach of this Agreement, but shall be in addition to all remedies available at law or in equity to Buyer, including, without limitation, the recovery of damages from Suburban as a result of such breach. Further, if Suburban or its Affiliates violate the covenants and restrictions herein and Buyer brings legal action for injunctive or other equitable relief, Suburban agrees that Buyer shall not be deprived of the benefit of the full period of the restrictive covenants contained herein, as a result of the time involved in obtaining such relief. Accordingly, Suburban agrees that the restrictive covenants in this Agreement shall have a duration determined pursuant to Section 1 above, plus an additional period equal to the period involved or required to obtain such relief.

Section 7. Amendment. This Agreement may be waived, amended, modified or supplemented only by written agreement signed by an officer of both Parties.

Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without reference to choice of law principles, including matters of construction, validity and performance.

Section 9. Notices. All notices, requests, demands, or other communications to Suburban or Buyer shall be given in accordance with the notice provisions of the Purchase Agreement.

Section 10. Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11. Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original. Facsimile signatures shall be as effective as original signatures.

Section 12. Parties in Interest; Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto to a party other than an Affiliate of the assigning Party without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon Suburban and Buyer and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

Section 13. Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 14. Waiver. Any waiver hereunder shall be effective only in the specific instance and for the specific purpose given. No failure or delay on the part of Suburban or Buyer in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No purported oral waiver of any requirements and/or provisions of this Agreement shall be effective or enforceable; and no waiver of any requirements and/or provisions of this Agreement based on course of conduct, course of dealing, or course of performance shall be effective or enforceable.

Section 15. Entire Agreement. This Agreement integrates the entire understanding between the parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by an officer of both parties. No waiver by either party hereto of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the party to be charged with such waiver.

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IN WITNESS WHEREOF, each of the Parties has caused this Non-Competition Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

Suburban Propane, L.P.

By:
Name:
Title:

PLAINS LPG SERVICES, L.P. By Plains LPG Services GP LLC, its general partner

By:
Name:
Title:

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